As filed with the Securities and Exchange Commission on September 10, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM F-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Floor 9, Building 14, HaixiBaiyue Town

No. 14 Duyuan Road, Luozhou Town

Cangshan District, Fuzhou City 350001

People’s Republic of China
+86-591-87590668

(Address and telephone number of registrant’s principal executive offices)

Copies of Correspondence to:

Cogency Global Inc. 122 East 42nd Street, 18th Floor New York, N.Y. 10168 (800) 221-0102	Kevin (Qixiang) Sun, Esq. Bevilacqua PLLC 1050 Connecticut Avenue, NW, Suite 500 Washington, DC 20036 202-869-0888

(Name, address, and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed Maximum Aggregate Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)
Ordinary Shares, par value $0.0001 per share
Debt Securities
Warrants
Units
Total			$300,000,000	$32,730

(1)	There are being registered hereunder such indeterminate number of Ordinary Shares; such indeterminate principal amount of debt securities; such indeterminate number of warrants to purchase Ordinary Shares or debt securities; and such indeterminate number of units, as shall have an aggregate initial offering price not to exceed $300,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $300,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate number of Ordinary Shares and debt securities as may be issued upon conversion, exercise or exchange of convertible, exercisable or exchangeable securities being registered hereunder or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	The proposed maximum aggregate offering price for each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to General Instruction II.C. of Form F-3 under the Securities Act.
(3)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) of Regulation C under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus	Subject to completion, dated September 10, 2021

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

$300,000,000

Ordinary Shares

Debt Securities

Warrants

Units

We may offer, issue and sell from time to time our Ordinary Shares, par value $0.0001 per share, debt securities, warrants, or units up to $300,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies in one or more issuances. We may sell any combination of these securities in one or more offerings.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “EJH.” On September 9, 2021, the closing sale price of our Ordinary Shares, as reported on the Nasdaq Capital Market, was $3.82.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of a shell company issuer that maintains contractual arrangements with the associated operating companies. Recent statements and regulatory actions by the Chinese government, such as those related to the use of variable interest entities (“VIEs”) and data security or anti-monopoly concerns, may impact the Company’s ability to conduct its business, accept foreign investments, or continue to be listed on Nasdaq.

We are a holding company incorporated in the Cayman Islands with no material operations of our own. We conduct our business in China through the consolidated VIEs, Pingtan Comprehensive Experimental Area E Home Service Co., Ltd. and Fuzhou Bangchang Technology Co. Ltd., and their subsidiaries. Our wholly-owned PRC subsidiary, E-Home Household Service Technology Co., Ltd. (“E-Home WFOE”), as a foreign-invested enterprise under PRC laws, is not eligible to operate a value-added telecommunication business in China. E-Home WFOE has nominal operations or assets and controls and receives 100% of the economic benefits of the VIEs through contractual arrangements. See “Risk Factors—Risks Related to Our Corporate Structure” beginning on page 3 of this prospectus for certain risks related to our corporate structure and see also “Item 4. Information on the Company—A. History and Development of the Company—Corporate Structure” of our most recent Annual Report on Form 20-F filed on November 16, 2020 for a summary of the contractual arrangements.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 3 of this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus, and in the documents incorporated by reference into this prospectus, any accompanying prospectus supplement and any related free writing prospectus before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000 (or its equivalent in foreign or composite currencies).

This prospectus provides you with a general description of the securities that may be offered. Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, the terms “we,” “our,” “us,” “our company,” and the “Company” in this prospectus each refer to E-Home Household Service Holdings Limited and its consolidated subsidiaries and variable interest entities (“VIEs”).

THE COMPANY

Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of a shell company issuer that maintains contractual arrangements with the associated operating companies. Recent statements and regulatory actions by the Chinese government, such as those related to the use of VIEs and data security or anti-monopoly concerns, may impact the Company’s ability to conduct its business, accept foreign investments, or continue to be listed on Nasdaq.

The information contained in or incorporated by reference into this prospectus summarizes certain information about our company. It may not contain all of the information that is important to you. To understand this offering fully, you should read carefully the entire prospectus and the other information incorporated by reference into this prospectus.

We are a household service company based in Fuzhou, China. We provide integrated household services through our website and WeChat platform, “e家快服”, across 32 provinces in China. Currently, these services primarily include home appliance services and housekeeping services. For our home appliance services, we partner with individuals and service stores which provide the technicians to deliver the on-site services. We have partnerships with more than 2,600 individuals and service stores providing these services in China. For our housekeeping services, we primarily partner with individual service providers who serve as independent contractors. We currently have more than 2,700 cleaners and nannies providing our housekeeping services. Our online platform integrates these offline service providers, which helps them to gain a larger customer base, and provides professional and reliable one-stop household services to our customers.

We were incorporated as an exempted company with limited liability under the laws of the Cayman Islands on September 24, 2018 to serve as a holding company for our PRC operations. On October 16, 2018, we established a wholly-owned subsidiary in Hong Kong, E-Home Household Service Holdings Limited (which name is identical to the Company’s), which holds all of the equity interests of E-Home Household Service Technology Co., Ltd. (“E-Home WFOE”). E-Home WFOE was established in the PRC on December 5, 2018 and has entered into contractual arrangements with the VIEs, Pingtan Comprehensive Experimental Area E Home Service Co., Ltd. (“E-Home Pingtan”) and Fuzhou Bangchang Technology Co. Ltd. (“Fuzhou Bangchang”), two limited liability companies established under the laws of the PRC on April 1, 2014 and March 15, 2007, respectively.

We conduct our business in China through the consolidated VIEs, E-Home Pingtan and Fuzhou Bangchang, and their subsidiaries. Our wholly-owned PRC subsidiary, E-Home WFOE, as a foreign-invested enterprise under PRC laws, is not eligible to operate a value-added telecommunication business in China. E-Home WFOE has nominal operations or assets and controls and receives 100% of the economic benefits of the VIEs through contractual arrangements. See “Risk Factors—Risks Related to Our Corporate Structure” beginning on page 3 of this prospectus for certain risks related to our corporate structure and see also “Item 4. Information on the Company—A. History and Development of the Company—Corporate Structure” of our most recent Annual Report on Form 20-F filed on November 16, 2020 for a summary of the contractual arrangements.

Corporate Information

Our principal executive offices are located at Floor 9, Building 14, HaixiBaiyue Town, No. 14 Duyuan Road, Luozhou Town, Cangshan District, Fuzhou City 350001, People’s Republic of China. The telephone number at our executive offices is +86-591-87590668.

Our registered office is at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Our website can be found at www.ej111.com. Information on our website is not incorporated by reference into this prospectus, any prospectus supplement or into any information incorporated herein by reference. You should not consider information on our website to be part of this prospectus, prospectus supplement, any free writing prospectus or any information incorporated by reference herein.

RISK FACTORS

An investment in our securities involves a high degree of risk. We operate in a highly competitive environment in which there are numerous factors which can influence our business, financial position or results of operations and which can also cause the market value of our Ordinary Shares to decline. Many of these factors are beyond our control and therefore, are difficult to predict. Prior to making a decision about investing in our securities, you should carefully consider the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 20-F filed with the SEC, and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus or any applicable prospectus supplement, together with all of the other information contained in this prospectus or any applicable prospectus supplement. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

The following disclosure is intended to update and supplement previously disclosed risk factors facing the Company set forth in the Company’s public filings. The updated risk factors should be carefully considered along with any other risk factors identified in the Company's other reports filed with the SEC.

Risks Related to Our Corporate Structure

We are a holding company with no material operations of our own and our PRC subsidiary has nominal operations or assets. We conduct our business in China through the consolidated VIEs and their subsidiaries. If the PRC government deems that the contractual arrangements in relation to the consolidated VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

As we continually enrich the service offerings on our platform, we plan to engage in telecommunications-related businesses, including value-added online services for platform participants, in the future. The PRC government regulates telecommunications-related businesses through strict business licensing requirements and other government regulations. These laws and regulations also include limitations on foreign ownership of PRC companies that engage in telecommunications-related businesses. Specifically, foreign investors are not allowed to own more than 50% equity interest in any PRC company engaging in a value-added telecommunications business and the proportional ratio of the capital contributions respectively made by the Chinese investors and foreign investors of a foreign-invested telecom enterprise at different phases shall be determined pursuant to the relevant provisions of the State Council’s department in charge of industry and information technology. The primary foreign investor must have experience and a good track record in providing value-added telecommunications services overseas.

Because we are an exempted company incorporated with limited liability in the Cayman Islands, we are classified as a foreign enterprise under PRC laws and regulations, and our wholly-owned PRC subsidiary, E-Home WFOE, is a foreign-invested enterprise. Accordingly, our subsidiary is not eligible to operate a value-added telecommunications service business in China. The consolidated VIE, E-Home Pingtan applied for and has obtained a license to engage in value-added telecommunications businesses with a five-year term expiring on November 21, 2024. As we plan to operate a value-added telecommunications service business in the future, we conduct our business in China through the consolidated VIEs and their affiliates. E-Home WFOE has entered into a series of contractual arrangements with the consolidated VIEs and their shareholders. For a description of these contractual arrangements, see “Corporate History and Structure—Our Corporate Structure.”

We believe that our corporate structure and contractual arrangements comply with the current applicable PRC laws and regulations. Our PRC legal counsel, based on its understanding of the relevant laws and regulations, is of the opinion that (i) our current ownership structure, the ownership structure of our PRC subsidiary, the consolidated VIEs and their subsidiaries are not in violation of existing PRC laws, rules and regulations and (ii) the contractual arrangements among them constitute valid, legal and binding obligations enforceable against each party of such agreements in accordance with the terms of each agreement, and will not result in any violation of PRC laws or regulations currently in effect.

As there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, and the Telecommunications Regulations and the relevant regulatory measures concerning the telecommunications industry, there can be no assurance that the PRC government authorities, such as the Ministry of Commerce or other authorities that regulate online services providers and other participants in the telecommunications industry, would ultimately take a view that is consistent with the opinion of our PRC legal counsel or agree that our corporate structure or any of the above contractual arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations.

If our corporate structure and contractual arrangements are deemed by the Ministry of Commerce or other regulators having competent authority to be illegal, either in whole or in part, we may lose control of the consolidated VIEs and may have to modify such structure to comply with regulatory requirements. However, there can be no assurance that we can achieve this without material disruption to our business. Further, if our corporate structure and contractual arrangements are found to be in violation of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking our business and operating licenses of such entities;

●	levying fines on us;

●	confiscating any of our income that they deem to be obtained through illegal operations;

●	shutting down our services;

●	discontinuing or restricting our operations in China;

●	imposing conditions or requirements with which we may not be able to comply;

●	requiring us to change our corporate structure, including terminating the contractual arrangements with the VIEs and deregistering the equity pledges of the VIEs, which in turn would affect our ability to consolidate, derive economic interests from, or exert effective control over the VIEs;

●	restricting or prohibiting our use of the proceeds from overseas offerings to finance the PRC consolidated VIEs’ business and operations; and

●	taking other regulatory or enforcement actions that could be harmful to our business.

Furthermore, new PRC laws, rules and regulations may be introduced to impose additional requirements that may be applicable to our corporate structure and contractual arrangements. See “Risks Related to Our Corporate Structure—Substantial uncertainties exist with respect to the interpretation and implementation of the Foreign Investment Law of PRC.” Occurrence of any of these events could materially and adversely affect our business and financial condition and results of operations. In addition, if the imposition of any of these penalties or requirements to restructure our corporate structure causes us to lose the right to direct the activities of the consolidated VIEs or our right to receive their economic benefits, we would no longer be able to consolidate the financial results of such VIEs in our consolidated financial statements. If our corporate structure and contractual arrangements are deemed to be illegal by relevant regulators, our business and results of operations would be materially and adversely affected and the price of our shares may decline. See “Corporate History and Structure—Our Corporate Structure.”

The contractual arrangements with the consolidated VIEs may result in adverse tax consequences to us.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. The PRC enterprise income tax law requires every enterprise in China to submit its annual enterprise income tax return together with a report on transactions with its related parties to the relevant tax authorities. The tax authorities may impose reasonable adjustments on taxation if they have identified any related party transactions that are inconsistent with arm’s length principles. We could face material and adverse tax consequences if the PRC tax authorities determine that our contractual arrangements with the consolidated VIEs were not made on an arm’s length basis and adjust our income and expenses for PRC tax purposes by requiring a transfer pricing adjustment. A transfer pricing adjustment could adversely affect us by (i) increasing the tax liabilities of the consolidated VIEs without reducing the tax liability of our subsidiaries, which could further result in late payment fees and other penalties to the consolidated VIEs for underpaid taxes; or (ii) limiting the ability of the consolidated VIEs to obtain or maintain preferential tax treatments and other financial incentives.

We rely on contractual arrangements with the consolidated VIEs and their shareholders to operate our business, which may not be as effective as direct ownership in providing operational control and may have potential conflicts of interests with us, which may have a material adverse effect on our business and financial condition.

If we had direct ownership of the VIEs, we would be able to exercise our rights as shareholders to effect changes in the directors and senior management of the VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, see “Corporate History and Structure—Our Corporate Structure”, we rely on the performance by the VIEs and its respective shareholders of their obligations under the contracts to exercise control over the VIEs. However, the shareholders of the consolidated VIEs may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portions of our business through the contractual arrangements with VIEs. All of our revenue is attributed to the consolidated VIEs. These contractual arrangements may not be as effective as direct ownership in providing foreign investors with control over the consolidated VIEs. If the consolidated VIEs or their shareholders fail to perform their respective obligations under these contractual arrangements, our recourse to the assets held by the consolidated VIEs is indirect and we may have to incur substantial costs and expend significant resources to enforce such arrangements in reliance on legal remedies under PRC law. These remedies may not always be effective, particularly in light of uncertainties in the PRC legal system. Furthermore, in connection with litigation, arbitration or other judicial or dispute resolution proceedings, assets under the name of any of the record holders of equity interest in the consolidated VIEs, including such equity interest, may be put under court custody. As a consequence, we cannot be certain that the equity interest will be disposed pursuant to the contractual arrangement or ownership by the record holder of the equity interest.

All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these contracts would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event that we are unable to enforce these contractual arrangements, or if we suffer significant time delays or other obstacles in the process of enforcing these contractual arrangements, it would be very difficult to exert effective control over the consolidated VIEs, and our ability to conduct our business and our financial condition and results of operations may be materially and adversely affected. See “Risks Related to Doing Business in China—There are various uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.”

In connection with our operations in China, we rely on the shareholders of the consolidated VIEs to fulfill by the obligations under such contractual arrangements. The interests of these shareholders in their individual capacities as shareholders of the consolidated VIEs may differ from the interests of our company as a whole, as what is in the best interests of the consolidated VIEs, including matters such as whether to distribute dividends or to make other distributions to fund our offshore requirement, may not be in the best interests of our company. There can be no assurance that when conflicts of interest arise, any or all of these individuals or entities will act in the best interests of our company or that those conflicts of interest will be resolved in our favor. In addition, these individuals and entities may breach or cause the consolidated VIEs and their subsidiaries to breach or refuse to renew the existing contractual arrangements with us.

Currently, we do not have arrangements that address potential conflicts of interest shareholders of the consolidated VIEs may encounter due to their dual roles as shareholders of consolidated VIEs and as beneficial owners of our company. However, we could, at all times, exercise our option under the exclusive option agreement to cause them to transfer all of their equity ownership in the consolidated VIEs to a PRC entity or individual designated by us as permitted by the then applicable PRC laws. In addition, if such conflicts of interest arise, we could also, in the capacity of attorney-in-fact of the then existing shareholders of the consolidated VIEs as provided under the powers of attorney, directly appoint new directors of the consolidated VIEs. We rely on the shareholders of the consolidated VIEs to comply with PRC laws and regulations, which protect contracts, and to provide that directors and executive officers owe a duty of loyalty to our company and require them to avoid conflicts of interest and not to take advantage of their positions for personal gains, and with the laws of the Cayman Islands, which provide that directors have a duty of care and a duty of loyalty to act honestly in good faith with a view to our best interests. However, the legal frameworks of China and the Cayman Islands do not provide guidance on resolving conflicts in the event of a conflict with another corporate governance regime. If we cannot resolve any conflicts of interest or disputes between us and the shareholders of the consolidated VIEs, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Substantial uncertainties exist with respect to the interpretation and implementation of the Foreign Investment Law of PRC.

On March 15, 2019, the Standing Committee of the National People’s Congress passed the Foreign Investment Law of PRC, which took effect on January 1, 2020. The Law of the People’s Republic of China on China-Foreign Equity Joint Ventures, the Law of the People’s Republic of China on Wholly Foreign-Owned Enterprises, and the Law of the People’s Republic of China on China-Foreign Contractual Joint Ventures shall be replaced at the same time. The Foreign Investment Law of PRC makes no mention of VIE structures. Accordingly, the Foreign Investment Law of PRC sets aside issues that still remain controversial but are relatively less urgent, such as the legality of the VIE structure and leaves those less urgent issues to legislative authorization.  This means that VIE structures may in the future still be regarded as “foreign investment” under separate laws, administrative regulations formulated by the State Council, and regulatory documents according to the catch-all provision “foreign investments in other forms as provided by law, administrative regulations, or by the State Council” found in paragraph 2, Article 2 of the Foreign Investment Law of PRC.

Any failure by the VIEs or their shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business.

If the VIEs or their shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective. For example, if the shareholders of the VIEs were to refuse to transfer their equity interest to us or our designee when we exercise the purchase option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, we may have to take legal actions to compel them to perform their contractual obligations.

The VIEs conduct our businesses. In the event we are unable to enforce our contractual arrangements, we may not be able to exert effective control over the VIEs, and our ability to conduct these businesses may be negatively affected.

The shareholders of the VIEs may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

The equity interests of each of the VIEs are held by numerous shareholders, including Wenshan Xie, our Chairman and Chief Executive Officer. These shareholders may have potential conflicts of interest with us. These shareholders may breach, or cause the VIEs to breach, the existing contractual arrangements, which would have a material adverse effect on our ability to effectively control the VIEs and their subsidiaries and receive economic benefits from them. For example, these shareholders may be able to cause our agreements with the VIEs to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise, any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor.

Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our company, except that we could exercise our purchase option under the exclusive option agreements with these shareholders to request them to transfer all of their equity interests in the VIEs to a PRC entity or individual designated by us, to the extent permitted by PRC laws. If we cannot resolve any conflict of interest or dispute between us and these shareholders, we would have to rely on legal proceedings, which could result in the disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Risks Related to Doing Business in China

There are various uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

Substantially all of our operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. Our PRC subsidiary and the consolidated VIEs are subject to laws, rules and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules and regulations, especially those relating to the internet, are relatively new, and because of the limited number of published decisions and the nonbinding nature of such decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative authorities and courts have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business, financial condition and results of operations.

In addition, the PRC government has recently announced its plans to enhance its regulatory oversight of Chinese companies listing overseas. The Opinions on Strictly Cracking Down on Illegal Securities Activities issued on July 6, 2021 called for:

●	tightening oversight of data security, cross-border data flow and administration of classified information, as well as amendments to relevant regulation to specify responsibilities of overseas listed Chinese companies with respect to data security and information security;

●	enhanced oversight of overseas listed companies as well as overseas equity fundraising and listing by Chinese companies; and

●	extraterritorial application of China’s securities laws.

As the Opinions on Strictly Cracking Down on Illegal Securities Activities were recently issued, there are great uncertainties with respect to the interpretation and implementation thereof. The Chinese government may promulgate relevant laws, rules and regulations that may impose additional and significant obligations and liabilities on overseas listed Chinese companies regarding data security, cross-border data flow, and compliance with China’s securities laws. See also “Our business is subject to complex and evolving laws and regulations regarding privacy and data protection. These laws and regulations can be complex and stringent, and many are subject to change and uncertain interpretation, which could result in claims, change to our data and other business practices, regulatory investigations, penalties, increased cost of operations, or declines in user growth or engagement, or otherwise affect our business.” It is uncertain whether or how these new laws, rules and regulations and the interpretation and implementation thereof may affect us, but among other things, our ability and the ability of our subsidiaries to obtain external financing through the issuance of equity securities overseas could be negatively affected.

Our business is subject to complex and evolving laws and regulations regarding privacy and data protection. These laws and regulations can be complex and stringent, and many are subject to change and uncertain interpretation, which could result in claims, changes to our data and other business practices, regulatory investigations, penalties, increased cost of operations, or declines in user growth or engagement, or otherwise affect our business.

Regulatory authorities in China have implemented and are considering further legislative and regulatory proposals concerning data protection. New laws and regulations that govern new areas of data protection or impose more stringent requirements may be introduced in China. In addition, the interpretation and application of consumer and data protection laws in China are often uncertain, in flux and complicated, including differentiated requirements for different groups of people or different types of data.

The PRC regulatory and enforcement regime with regard to privacy and data security is evolving. The PRC Cybersecurity Law provides that personal information and important data collected and generated by operators of critical information infrastructure in the course of their operations in the PRC should be stored in the PRC, and the law imposes heightened regulation and additional security obligations on operators of critical information infrastructure. According to the Cybersecurity Review Measures promulgated by the Cyberspace Administration of China and certain other PRC regulatory authorities in April 2020, which became effective in June 2020, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. If we provide or are deemed to provide such network products and services to critical information infrastructure operators, or we are deemed to be a critical information infrastructure operator, we would be required to follow cybersecurity review procedures. There can be no assurance that we would be able to complete the applicable cybersecurity review procedures in a timely manner, or at all, if we are required to follow such procedures. Any failure or delay in the completion of the cybersecurity review procedures may prevent us from using or providing certain network products and services, and may result in fines of up to ten times the purchase price of such network products and services being imposed upon us, if we are to be deemed a critical information infrastructure operator using network products or services without having completed the required cybersecurity review procedures. The PRC government is increasingly focused on data security, recently launching cybersecurity review against a number of mobile apps operated by several US-listed Chinese companies and prohibiting these apps from registering new users during the review period.

In addition, on July 10, 2021, the Cyberspace Administration of China issued the Measures for Cybersecurity Review (Revision Draft for Comments) for public comments, which proposes to authorize the relevant government authorities to conduct cybersecurity review on a range of activities that affect or may affect national security, including listings in foreign countries by companies that possess the personal data of more than one million users. The PRC National Security Law covers various types of national security, including technology security and information security.

Regulators in China may also implement measures to ensure that encryption of users’ data does not hinder law enforcement agencies’ access to that data. For example, according to the PRC Cybersecurity Law and relevant regulations, network operators are obligated to provide assistance and support in accordance with the law for public security and national security authorities to protect national security or assist with criminal investigations. Compliance with these laws and requirements in manners that are perceived as harming privacy could lead to significant damages to our reputation and proceedings and actions against us by regulators and private parties.

On March 12, 2021, the Cyberspace Administration of China, the MIIT, the Ministry of Public Security and the SAMR jointly promulgated the Provisions on the Scope of Necessary Personal Information Required for Common Types of Mobile Internet Applications, which became effective on May 1, 2021, clarifying the scope of necessary information required for certain common mobile apps and stating that mobile apps operators may not deny users’ access to basic functions and services when the users opt out of the collection of unnecessary personal information. The Cyberspace Administration of China has since named a number of mobile apps in its regulatory announcement for failure to comply with privacy and data security regulations, and ordered these apps to rectify their data collection and use practices. On June 10, 2021, the Standing Committee of the National People’s Congress of China promulgated the Data Security Law which took effect on September 1, 2021, and on August 20, 2021, the Standing Committee of the National People’s Congress of China promulgated the Personal Information Protection Law which will be effective on November 1, 2021. The Data Security Law provides for data security and privacy obligations of entities and individuals carrying out data activities, prohibits entities and individuals in China from providing any foreign judicial or law enforcement authority with any data stored in China without approval from competent PRC authority, and sets forth the legal liabilities of entities and individuals found to be in violation of their data protection obligations, including rectification order, warning, fines of up to RMB5 million, suspension of relevant business, and revocation of business permits or licenses. As the Data Security Law was recently promulgated and the Draft Personal Information Protection Law remains subject to change, we may be required to make further adjustments to our business practices to comply with the effective or enacted form of the laws. The Personal Information Protection Law provides that where a personal data processor provides others with the personal data it processes, the personal data processor shall inform the relevant individuals of the identity and contact information of the recipient, processing purposes and methods and the types of personal data and obtain separate consent from each individual. According to the Regulations for the Supervision and Administration of Online Transactions which was effective on May 1,2021, network transaction operators shall not provide consumers' personal information to any third party, including related parties, without the authorization and consent of the person whose information is collected.

Compliance with the PRC Cybersecurity Law, the PRC National Security Law, the Data Security Law, the Cybersecurity Review Measures, as well as additional laws and regulations that PRC regulatory bodies may enact in the future, including data security and personal information protection laws, may result in additional expenses to us and subject us to negative publicity, which could harm our reputation among users and negatively affect the trading price of our ordinary shares in the future. There are also uncertainties with respect to how the PRC Cybersecurity Law, the PRC National Security Law and the Data Security Law will be implemented and interpreted in practice. PRC regulators, including the Department of Public Security, the MIIT, the SAMR and the Cyberspace Administration of China, have been increasingly focused on regulation in the areas of data security and data protection, including for mobile apps, and are enhancing the protection of privacy and data security by rule-making and enforcement actions at central and local levels. We expect that these areas will receive greater and continued attention and scrutiny from regulators and the public going forward, which could increase our compliance costs and subject us to heightened risks and challenges associated with data security and protection. If we are unable to manage these risks, we could become subject to penalties, including fines, suspension of business, prohibition against new user registration (even for a short period of time) and revocation of required licenses, and our reputation and results of operations could be materially and adversely affected.

Any failure, or perceived failure, by us to comply with the above and other regulatory requirements or privacy protection-related laws, rules and regulations could result in reputational damages or proceedings or actions against us by governmental entities, consumers or others. These proceedings or actions could subject us to significant penalties and negative publicity, require us to change our data and other business practices, increase our costs and severely disrupt our business, or negatively affect the trading price of our ordinary shares.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product and service development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our services, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws, the rules and regulations of the SEC, stock exchange rules, and other applicable laws, regulations and rules, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us under this prospectus to fund the growth of our business, primarily working capital, and for general corporate purposes.

We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company. Depending on future events and others changes in the business climate, we may determine at a later time to use the net proceeds for different purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL

Our authorized share capital is $50,000, divided into 500,000,000 ordinary shares, with a par value of $0.0001 each. As of September 7, 2021, there were 33,581,556 Ordinary Shares issued and outstanding.

For a description of our Ordinary Shares, including the rights and obligations attached thereto, please refer to Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended June 30, 2020, which is incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities that we may issue and is not intended to be complete. If debt securities are issued, we will describe in the applicable prospectus supplement the particular terms and provisions of any series of the debt securities and a description of how the general terms and provisions described below may apply to that series of the debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

We may issue, from time to time, debt securities, in one or more series, that will consist of senior debt, senior subordinated debt or subordinated debt. We refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. The debt securities that we may offer will be issued under an indenture between us and an entity, identified in the applicable prospectus supplement, as trustee. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. We may, without the consent of the holders of any series, increase the principal amount of securities in that series in the future, on the same terms and conditions and with the same CUSIP numbers as that series. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount”, or OID, for U.S. federal income tax purposes because of interest payment and other characteristics. Material U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

●	the title and authorized denominations of the series of debt securities;

●	any limit on the aggregate principal amount of the series of debt securities;

●	whether such debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

●	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

●	the price or prices at which the debt securities will be issued;

●	the date or dates on which principal is payable;

●	the place or places where and the manner in which principal, premium or interest, if any, will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

●	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

●	the right, if any, to extend the interest payment periods and the duration of the extensions;

●	our rights or obligations to redeem or purchase the debt securities;

●	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

●	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

●	the currency or currencies of payment of principal or interest;

●	the terms applicable to any debt securities issued at a discount from their stated principal amount;

●	the terms, if any, under which any debt securities will rank junior to any of our other debt;

●	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

●	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

●	the provisions, if any, relating to any collateral provided for the debt securities;

●	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

●	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

●	the nature and terms of any security for any secured debt securities; and

●	any other specific terms of any debt securities.

The applicable prospectus supplement will present material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Senior Debt Securities

Payment of the principal of, premium and interest, if any, on senior debt securities will rank on a parity with all of our other secured/unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including senior debt securities and any credit facility. We will state in the applicable prospectus supplement relating to any senior subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the senior subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, including our senior debt securities and senior subordinated debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities being registered in this registration statement, including, for example, shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

●	events requiring adjustment to the conversion or exchange price; and

●	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless (1) we will be the continuing corporation or (2) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, shall have occurred and be continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The term “Event of Default,” when used in the indenture, unless otherwise indicated, means any of the following:

●	failure to pay interest for 30 days after the date payment is due and payable;

●	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

●	failure to make sinking fund payments when due;

●	failure to perform other covenants for 60 days after notice that performance was required;

●	events in bankruptcy, insolvency or reorganization relating to us; or

●	any other Event of Default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

If an Event of Default with respect to any series of senior debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of senior debt securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of senior debt securities of equal ranking (or, if any of such senior debt securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of such equal ranking and not the holders of the debt securities of any one of such series of senior debt securities.

If an Event of Default with respect to any series of subordinated securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of subordinated securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of subordinated securities of equal ranking (or, if any of such subordinated securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of equal ranking and not the holders of the debt securities of any one of such series of subordinated securities. The holders of not less than a majority in aggregate principal amount of the debt securities of all affected series of equal ranking may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization of us occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

●	the holder has previously given to the trustee written notice of default and continuance of such default;

●	the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series of equal ranking have requested that the trustee institute the action;

●	the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

●	the trustee has not instituted the action within 60 days of the request; and

●	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series of equal ranking.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities or in unregistered form with or without coupons. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

●	by the depositary for such registered global security to its nominee;

●	by a nominee of the depositary to the depositary or another nominee of the depositary; or

●	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for registered debt securities:

●	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

●	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

●	any dealers, underwriters, or agents participating in the distribution of the debt securities represented by a registered global security will designate the accounts to be credited; and

●	ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of such registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

●	will not be entitled to have the debt securities represented by a registered global security registered in their names;

●	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

●	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, who shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within sixty (60) days. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium and interest, if any, on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

●	we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium and interest, if any, on all outstanding debt securities of the series;

●	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium and interest, if any, payments on the series of debt securities; and

●	in the case of subordinated debt securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium and interest, if any, on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

 In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on such date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

●	secure any debt securities and provide the terms and conditions for the release or substitution of the security;

●	evidence the assumption by a successor corporation of our obligations;

●	add covenants for the protection of the holders of debt securities;

●	add any additional events of default;

●	cure any ambiguity or correct any inconsistency or defect in the indenture;

●	add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

●	establish the forms or terms of debt securities of any series;

●	eliminate any conflict between the terms of the indenture and the Trust Indenture Act of 1939;

●	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

●	make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of Subordinated Securities of equal ranking, as the case may be, then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

●	extend the final maturity of any debt security;

●	reduce the principal amount or premium, if any;

●	reduce the rate or extend the time of payment of interest;

●	reduce any amount payable on redemption or impair or affect any right of redemption at the option of the holder of the debt security;

●	change the currency in which the principal, premium or interest, if any, is payable;

●	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

●	alter provisions of the relevant indenture relating to the debt securities not denominated in U.S. dollars;

●	impair the right to institute suit for the enforcement of any payment on any debt security when due;

●	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

●	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any and all affected series of equal ranking, by notice to the relevant trustee, may on behalf of the holders of the debt securities of any and all such series of equal ranking waive any default and its consequences under the indenture except:

●	a continuing default in the payment of interest on, premium, if any, or principal of, any such debt security held by a non-consenting holder; or

●	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture.

Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, premium and interest, if any, on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any and all affected series of debt securities of equal ranking then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, provided that the direction:

●	would not conflict with any rule of law or with the relevant indenture;

●	would not be unduly prejudicial to the rights of another holder of the debt securities; and

●	would not involve any trustee in personal liability.

The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any debt security thereunder, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our Ordinary Shares and/or debt securities in one or more series. We may issue warrants independently or together with our Ordinary Shares and/or debt securities, and the warrants may be attached to or traded separate and apart from these securities. Each series of warrants will be issued under a warrant agreement all as set forth in the prospectus supplement. The applicable prospectus supplement or term sheet will describe the terms of the warrants offered thereby, any warrant agreement relating to such warrants and the warrant certificates, including but not limited to the following:

●	the title of the warrants;

●	the offering price or prices of the warrants, if any;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;

●	the date, if any, on and after which such warrants and the related securities, if any, will be transferable separately;

●	the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

●	any material risk factors, if any, relating to such warrants;

●	the identity of any warrant agent; and

●	any other material terms of the warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities. Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

TAXATION

Our most recent Annual Report on Form 20-F provides a discussion of certain tax considerations that may be relevant to prospective investors in our securities. The applicable prospectus supplement may also contain information about certain material tax considerations relating to the securities covered by such prospectus supplement. You should consult your own tax advisors prior to acquiring any of our securities.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways (or in any combination) from time to time:

●	directly to investors, including through privately negotiated transactions, a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through underwriters or dealers;

●	in “at the market” offerings, within the meaning of the Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through a combination of any such methods of sale; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the names and addresses of any underwriters, dealers or agents;

●	the purchase price of the securities and the proceeds to us from the sale, if any;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

●	any public offering price, any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased. Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

Pursuant to an agreement dated August 13, 2021, Joseph Stone Capital, LLC shall serve as the exclusive agent, advisor or underwriter in any offering of securities of the Company during the term ending August 13, 2022.

In connection with the sale of our securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us, or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be “underwriters” as that term is defined in the Securities Act, and any discounts allowed or commissions paid, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any person who may be deemed to be an underwriter will be identified, and the compensation received from us will be described, in the prospectus supplement. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable Financial Industry Regulatory Authority limitations.

Underwriters and agents may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which the underwriters or agents may be required to make relating to these liabilities. Underwriters and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our Ordinary Shares, which are listed on the Nasdaq Capital Market. Any Ordinary Shares sold pursuant to a prospectus supplement will be listed on the Nasdaq Capital Market, subject to official notice of issuance. We may elect to list any series of debt securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

The aggregate proceeds to us from the sale of our Ordinary Shares will be the purchase price of our Ordinary Shares less discounts or commissions, if any. We reserve the right to accept and, together with our agents from time to time, to reject, in whole or in part, any proposed purchase of our Ordinary Shares to be made directly or through agents.

To facilitate the offering of the Ordinary Shares offered by us, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Ordinary Shares. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Ordinary Shares by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Ordinary Shares at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. We will bear all of the expenses shown below.

Securities and Exchange Commission registration fee		$32,730
Printing expenses			*
Legal fees and expenses			*
Accounting fees and expenses			*
Transfer agent fees and expenses			*
Miscellaneous			*
Total	$		*

*	The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, the validity of any securities offered pursuant to this prospectus will be passed upon by Conyers Dill & Pearman. Certain other legal matters relating to U.S. federal law and the laws of the State of New York will be passed upon for us by Bevilacqua PLLC.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of the Company as of June 30, 2020 and for the year ended June 30, 2020 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended June 30, 2020, have been so incorporated in reliance on the report of TPS Thayer, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of the Company as of June 30, 2019 and for each of the two-year period ended June 30, 2019 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended June 30, 2020, have been so incorporated in reliance on the report of Thayer O’Neal Company, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our amended and restated memorandum and articles of association, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be subject to arbitration.

Substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the foreign courts against our company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the Cayman Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

We have appointed Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, N.Y. 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

MATERIAL CHANGES

Except for the consolidated financial statements for the six months ended December 31, 2020 and 2019 included below and as otherwise disclosed in this prospectus, there have been no reportable material changes that have occurred since June 30, 2020, and that have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this prospectus.

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

AS OF DECEMBER 31, 2020 AND JUNE 30, 2020

AND

FOR THE SIX MONTHS ENDED DECEMBER 31, 2020 and 2019

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

As of December 31, 2020 and June 30, 2020

	As of December 31,	As of June 30,
	2020	2020
ASSETS
Current assets
Cash and cash equivalents	$43,521,074	$25,022,199
Accounts receivable, net	1,502,961	1,774,792
Prepayment and other current assets	1,264,510	1,903,561
Total current assets	46,288,545	28,700,552
Non-current assets
Equipment and vehicles, net	49,384	53,042
Intangible assets, net	41,187	43,041
Operating lease - right-of-use assets, net	6,235,091	5,951,588
Finance lease - right-of-use assets, net	1,425,309	1,398,404
Long-term prepayments and other non-current assets	4,827,660	4,449,467
Deferred income tax assets	702,316	353,097
Total Non-current assets	13,280,947	12,248,639
TOTAL ASSETS	$59,569,492	$40,949,191

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$6,104,189	$2,973,141
Advances from customers	2,966,952	1,414,345
Taxes payable	1,808,405	8,025
Current maturities of operating lease liabilities	224,735	199,011
Current maturities of finance lease liabilities	57,097	51,353
Total current liabilities	11,161,378	4,645,875
Non-current liabilities
Long-term portion of operating lease liabilities	3,226,422	3,117,124
Long-term portion of finance lease liabilities	467,887	457,867
Total Non-current liabilities	3,694,309	3,574,991
TOTAL LIABILITIES	14,855,687	8,220,866
Commitments and contingencies
SHAREHOLDERS’ EQUITY
Ordinary shares, $0.0001 par value, 500,000,000 shares authorized, 28,000,000 shares issued and outstanding, respectively	2,800	2,800
Additional paid-in capital	3,667,957	3,667,957
Statutory reserve	664,100	664,100
Retained earnings	39,301,474	30,395,350
Accumulated other comprehensive income(loss)	1,113,230	(1,967,388)
Total equity attributable to shareholders	44,749,561	32,762,819
Non-controlling interest	(35,756)	(34,494)
TOTAL SHAREHOLDERS’ EQUITY	44,713,805	32,728,325
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$59,569,492	$40,949,191

The accompanying notes are an integral part of these consolidated financial statements.

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME
(UNAUDITED)

For the Six Months Ended December 31, 2020 and 2019

	For the six months ended December 31,
	2020	2019
Revenue
Installation and maintenance	$32,055,964	$22,210,424
Housekeeping	9,630,598	7,597,993
Senior care	2,404,491	1,657,352
Total revenue	44,091,053	31,465,769
Operating expenses
Cost of revenue	28,306,213	20,064,715
Sales and marketing expenses	3,027,223	2,111,044
General and administrative expenses	919,089	368,085
Total operating expenses	32,252,525	22,543,844
Income from operations	11,838,528	8,921,925
Other income (expenses)
Interest income	49,333	32,868
Interest expenses	(12,820)	(13,548)
Foreign currency exchange (loss)/ gain, net	-	(1,042)
Total other income (expenses), net	36,513	18,278
Income before income taxes	11,875,041	8,940,203
Income tax expense	(2,970,179)	(2,242,784)
Net income	$8,904,862	$6,697,419
Including:
Net income attributable to the Company’s shareholders	8,906,124	6,704,601
Net income (loss) attributable to minority interests	(1,262)	(7,182)
Net income	$8,904,862	$6,697,419
Other comprehensive income
Foreign currency translation adjustment, net of nil tax	3,080,618	(355,563)
Total comprehensive income	$11,985,480	$6,341,856

Net income per share—basic and diluted	0.32	0.24
Weighted average number of ordinary shares outstanding—basic and diluted	28,000,000	28,000,000

The accompanying notes are an integral part of these consolidated financial statements.

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(UNAUDITED)

For the Six Months Ended December 31, 2020 and 2019

	Number of Shares	Paid-in capital	Additional paid-in capital	Statutory reserve	Retained Earnings	Accumulated other comprehensive loss	Equity attributable to the Company’s shareholders	Non- controlling interest	Total equity
Balance at June 30, 2019	28,000,000	$2,800	$3,932,786	$664,100	$24,745,899	(1,130,348)	$28,215,237	$(50,277)	$28,164,960

Income for the period	-	-	-	-	6,704,601	-	6,704,601	(7,182)	6,697,419
Repayment to the shareholders	-	-	(264,829)	-	-	-	(264,829)	-	(264,829)
Foreign currency translation adjustment	-	-	-	-	-	(355,563)	(355,563)	-	(355,563)
Balance at December 31, 2019	28,000,000	$2,800	$3,667,957	$664,100	$31,450,500	$(1,485,911)	$34,299,446	$(57,459)	$34,241,987

Balance at June 30, 2020	28,000,000	$2,800	$3,667,957	$664,100	$30,395,350	$(1,967,388)	$32,762,819	$(34,494)	$32,728,325

Income for the period	-	-	-	-	8,906,124	-	8,906,124	(1,262)	8,904,862
Foreign currency translation adjustment	-	-	-	-	-	3,080,618	3,080,618	-	3,080,618
Balance at December 31, 2020	28,000,000	$2,800	$3,667,957	$664,100	$39,301,474	$1,113,230	$44,749,561	$(35,756)	$44,713,805

The accompanying notes are an integral part of these consolidated financial statements.

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

For the Six Months Ended December 31, 2020 and 2019

	For the six months ended December 31,
	2020	2019
Cash generated from operating activities
Net income	$8,904,862	$6,697,419
Income tax expense	2,970,179	2,242,784
Interest expense	12,820	13,548
Depreciation and amortization	350,982	404,632
Changes in operating assets and liabilities
Accounts receivables, net	271,831	592,886
Prepayment and other current assets	619,103	202,907
Long-term prepayments and other non-current assets	(378,193)	56,084
Accounts payable and accrued expenses	4,713,298	225,610
Taxes payable	(1,499,070)	(2,075,014)
Cash provided by operating activities	15,965,812	8,360,856
Investing Activities
Purchases of intangible assets	-	(42,751)
Capitalized leasehold costs	(244,859)	(217,469)
Cash (used in) investing activities	(244,859)	(260,220)
Financing Activities
Repayment to the shareholders	-	(249,381)
Cash (used in) financing activities	-	(249,381)
Net increase in cash and cash equivalents	15,720,953	7,851,255
Effects of currency translation	2,777,922	(361,400)
Cash and cash equivalents at beginning of period	25,022,199	23,229,372
Cash and cash equivalents at end of period	$43,521,074	$30,719,227
SUPPLEMENTAL DISCLOSURES
Income taxes paid	$1,509,091	$2,068,391
Interest paid	$12,820	$13,548

The accompanying notes are an integral part of these consolidated financial statements.

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

E-Home Household Service Holdings Limited (the “Company”) was incorporated as a limited company under the law of Cayman Islands on September 24, 2018. The Company does not conduct any substantive operations on its own but instead conducts its business operations through its subsidiaries, variable interest entity (“VIE”) and subsidiaries of the VIE. The Company, its subsidiaries, VIE and subsidiaries of the VIE are hereinafter collectively referred to as the “Group”. The Company is principally engaged in the operation of household services, e.g. installation and maintenance of home appliances, housekeeping and senior care in the People’s Republic of China (the “PRC”) through on-line APP platform or call center. As described below, the Company, through a series of transactions which is accounted for as a reorganization of entities under common control (the “Reorganization”), became the ultimate parent entity of its subsidiaries, VIE and subsidiaries of VIE. Accordingly, these consolidated financial statements reflect the historical operations of the Company as if the current organization structure had been in existence throughout the periods presented.

Reorganization

In preparation of its initial public offering in the United States (“IPO”), the following transactions were undertaken to reorganize the legal structure of the Company. The reorganization involved (i) the incorporation of the Company in the Cayman Islands as a holding company; (ii) the establishment of E-Home Household Service Holdings Limited (“E-Home Hong Kong”) as a wholly-owned subsidiary in Hong Kong, PRC; (iii) the establishment of E-Home Household Service Technology Co., Ltd. (“WOFE”), as a wholly-owned subsidiary of E-Home Hong Kong in Fujian, PRC; (iv) the entry by WFOE into contractual arrangements with Pingtan Comprehensive Experimental Area E Home Service Co., Ltd. (“E-Home Pingtan”) and Fuzhou Bangchang Technology Co. Ltd. (“Fuzhou Bangchang”) and their shareholders. The Company, E-Home Hong Kong and WFOE are all holding companies and had not commenced operation until this reorganization was complete. A reorganization of the Group’s legal structure was completed in February 2019.

As all the entities involved in the process of the Reorganization are under common control before and after the Reorganization, the Reorganization is accounted for in a manner similar to a pooling-of-interest with the assets and liabilities of the parties to the Reorganization carried over at their historical amounts.

The Company’s major consolidated subsidiaries, VIEs and their subsidiaries are as follows:

Name	Date of Organization	Place of Organization	% of Ownership
E-Home Household Service Holdings Limited	October 16, 2018	Hong Kong	100%
E-Home Household Service Technology Co., Ltd.	December 5, 2018	PRC	100%
Pingtan Comprehensive Experimental Area E Home Service Co., Ltd.	April 1, 2014	PRC	VIE
Fuzhou Bangchang Technology Co. Ltd.	March 15, 2007	PRC	VIE
Fuzhou Yongheng Xin Electric Co., Ltd.	October 12, 2004	PRC	100%
Fujian Happiness Yijia Family Service Co., Ltd.	January 19, 2015	PRC	67%
Fuzhou Yiyanbao Information Technology Co., Ltd.	August 13, 2016	PRC	67%
Yaxing Human Resource Management (Pingtan) Co., Ltd.	July 6, 2018	PRC	51%

The Company was incorporated as an exempted company with limited liability under the laws of the Cayman Islands on September 24, 2018. The Company has no substantive operations other than holding 100% of the equity or ownership of Ehome Hong Kong, a limited company established under the laws of the Hong Kong on October 16, 2018. E-Home Hong Kong is a holding company of 100% of the equity or ownership of WFOE, a limited company established under the laws of the PRC on December 5, 2018.

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

On December 18, 2018, WFOE entered into contractual arrangements with E-Home Pingtan and Fuzhou Bangchang, two limited liability companies established under the laws of the PRC on April 1, 2014 and March 15, 2007, respectively.

E-Home Pingtan is a holding company of the following subsidiaries: (i) 100% of the equity interests of Pingtan Comprehensive Experimental Zone Chuangkejin Enterprise Management Co., Ltd. (“CKJ”), a limited liability company established under the laws of the PRC on August 13, 2015, which was dissolved on November 1, 2018; (ii) 100% of the equity interests of Fuzhou Yongheng Xin Electric Co., Ltd. (“YHX”), a limited liability company established under the laws of the PRC on October 12, 2004; (iii) 100% of the equity interests ofYichang Yijia Fast Service Home Service Co., Ltd. (“YJJJ”), a limited liability company established under the laws of the PRC on April 24, 2015, which was dissolved on September 18, 2017; (iv) 67% of the equity interests of Pingtan Comprehensive Experimental Zone Yili Sending Co., Ltd. (“YLS”), a limited liability company established under the laws of the PRC on August 13, 2015, which had no operations, was dissolved on April 26, 2020; (v) 67% of the equity interests of Fujian Happiness Yijia Family Service Co., Ltd. (“HAPPY”), a limited liability company established under the laws of the PRC on January 19, 2015; (vi) 67% of the equity interests of Fuzhou Yiyanbao Information Technology Co., Ltd. (“YYB”), a limited liability company established under the laws of the PRC on August 13, 2016, (vii)51% of the equity interests of Fuzhou Yijia KuaiFu Investment Consulting Co.,Ltd. (“YJZX”),a limited liability company established under the laws of the PRC on June 1,2018, which was dissolved on December 11, 2018; and (viii) 51% of the equity interests of Yaxing Human Resource Management (Pingtan) Co.,Ltd. (“HR”), a limited liability company established under the laws of the PRC on July 6, 2018. YYB has not yet commenced operations.

The accompanying consolidated financial statements include the financial statements of the Company, its subsidiaries, consolidated VIEs and VIEs’ subsidiaries.

Contractual Arrangements

To comply with PRC laws and regulations, the Group provides all of its services in China through E-Home Pingtan and Fuzhou Bangchang. Under various contractual agreements, WFOE has the exclusive right to acquire the ownership of E-Home Pingtan and Fuzhou Bangchang for a nominal consideration, or an adjusted price based on appraisal if required by the PRC laws, when permitted by PRC laws and regulations at the request of WFOE any time. All voting rights of E-Home Pingtan and Fuzhou Bangchang are assigned to WFOE and WFOE has the right to appoint all directors and senior management personnel of E-Home Pingtan and Fuzhou Bangchang. In addition, all shareholders of E-Home Pingtan and Fuzhou Bangchang have pledged their shares in E-Home Pingtan and Fuzhou Bangchang as collateral. As a result, the Company enjoys substantially all of the risks and rewards of ownership of E-Home Pingtan and Fuzhou Bangchang and exercises controls over them, along with their subsidiaries. Therefore, the Company is the ultimate primary beneficiary of E-Home Pingtan and Fuzhou Bangchang and has consolidated E-Home Pingtan and Fuzhou Bangchang and its subsidiaries.

The following is a summary of the contractual agreements:

Exclusive Business Cooperation Agreements

Under the Exclusive Business Cooperation Agreement between WFOE and E-Home Pingtan, dated February 22, 2019, and the Exclusive Business Cooperation Agreement between WFOE and Fuzhou Bangchang, dated February 20, 2019, WFOE has the exclusive right to provide E-Home Pingtan and Fuzhou Bangchang with technical support, consulting services and other services related to their business operations in return for certain fees. Without WFOE’s prior written consent, E-Home Pingtan and Fuzhou Bangchang may not accept any services subject to these agreements from any third party. The parties shall determine the service fees to be charged to E-Home Pingtan and Fuzhou Bangchang under these agreements by considering, among other things, the complexity of the services, the time that may be spent for providing such services, the commercial value and specific content of the service provided, the market price of the same types of services, and the operating condition of E-Home Pingtan and Fuzhou Bangchang. WFOE owns the intellectual property rights developed by either WFOE or E-Home Pingtan and Fuzhou Bangchang in the performance of the agreement. These agreements became effective upon execution and will remain effective until terminated by WFOE.

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Equity Interest Pledge Agreements

Under the Equity Interest Pledge Agreement among WFOE, E-Home Pingtan and its shareholders, dated February 22, 2019, and the Equity Interest Pledge Agreement among WFOE, Fuzhou Bangchang and its shareholders, dated February 20, 2019, the shareholders have pledged their respective equity interests in E-Home Pingtan and Fuzhou Bangchang to secure their performance under the Exclusive Business Corporation Agreements, the Exclusive Option Agreements, the Voting Rights Proxy and Financial Supporting Agreements and the Equity Interest Pledge Agreements. If E-Home Pingtan and Fuzhou Bangchang or the shareholders breach their contractual obligations under these agreements, WFOE, as pledgee, will have the right to dispose of the pledged equity interests in E-Home Pingtan and Fuzhou Bangchang and will have priority in receiving the proceeds from such disposal. The shareholders also agreed that, unless the contractual obligations as defined in the Equity Interest Pledge Agreements are fully performed by them or the secured debts under the Equity Interest Pledge Agreements are paid in full (whichever later), they will not dispose of the pledged equity interests or create or allow any encumbrance on the pledged equity interests. During the equity pledge period, WFOE is entitled to all dividends and other distributions made by E-Home Pingtan and Fuzhou Bangchang. The Equity Interest Pledge Agreements will remain binding until E-Home Pingtan and Fuzhou Bangchang discharge all their obligations under the Exclusive Business Corporation Agreements at the expiration of the Exclusive Business Corporation Agreements.

Exclusive Option Agreements

Under the Exclusive Option Agreement among WFOE, E-Home Pingtan and its shareholders, dated February 22, 2019, and the Exclusive Option Agreement among WFOE, Fuzhou Bangchang and its shareholders, dated February 20, 2019, the shareholders irrevocably granted WFOE or any third party designated by WFOE an exclusive option to purchase all or part of their equity interests in E-Home Pingtan and Fuzhou Bangchang at a price of RMB 10; provided that if the lowest price permitted by applicable PRC laws is greater than RMB 10, then that price shall apply. The shareholders further agreed that they will neither create any pledge or encumbrance on their equity interests in E-Home Pingtan and Fuzhou Bangchang, nor transfer, gift or otherwise dispose of their equity interests in E-Home Pingtan and Fuzhou Bangchang to any person other than WFOE or its designated third party. The shareholders and E-Home Pingtan and Fuzhou Bangchang agreed that they will operate the businesses in the ordinary course and maintain the asset value of E-Home Pingtan and Fuzhou Bangchang and refrain from any actions or omissions that may affect their operating status and asset value. Furthermore, without WFOE’s prior written consent, the shareholders and E-Home Pingtan and Fuzhou Bangchang agreed not to, among other things: amend the articles of association of E-Home Pingtan and Fuzhou Bangchang; increase or decrease the registered capital of E-Home Pingtan and Fuzhou Bangchang; sell, transfer, mortgage or dispose of in any manner any material assets of E-Home Pingtan and Fuzhou Bangchang or legal or beneficial interest in the material business or revenues of E-Home Pingtan and Fuzhou Bangchang of more than RMB 10,000,000; enter into any major contracts, except for contracts in the ordinary course of business (a contract with a price exceeding RMB 500,000 shall be deemed a major contract); merge, consolidate with, acquire or invest in any person, or provide any loans; or distribute dividends. The Exclusive Option Agreements will remain effective until all equity interests have been transferred or assigned in accordance with the Exclusive Option Agreements.

Voting Rights Proxy and Financial Supporting Agreements

Pursuant to the Voting Rights Proxy and Financial Supporting Agreement among WFOE, E-Home Pingtan and its shareholders, dated February 22, 2019, and the Voting Rights Proxy and Financial Supporting Agreement among WFOE, Fuzhou Bangchang and its shareholders, dated February 20, 2019, each shareholder irrevocably authorized WFOE or any person(s) designated by WFOE to act as his or her attorney-in-fact to exercise all of his or her rights as a shareholder of E-Home Pingtan and Fuzhou Bangchang, including, but not limited to, the right to convene shareholders’ meetings, vote and sign any resolution as a shareholder, appoint directors and other senior executives to be appointed and removed by the shareholder, the right to sell, transfer, pledge and dispose of all or a portion of the shares held by such shareholder, and other shareholders voting rights permitted by the articles of association of E-Home Pingtan and Fuzhou Bangchang. In consideration of the foregoing grant of voting rights by the shareholders, WFOE agreed to arrange for funds to be provided as necessary to E-Home Pingtan and Fuzhou Bangchang in connection with their business; provided that in the event that the business of E-Home Pingtan or Fuzhou Bangchang fails and as a result E-Home Pingtan or Fuzhou Bangchang is unable to repay such funds, then E-Home Pingtan or Fuzhou Bangchang shall have no repayment obligation. The term of the Voting Rights Proxy and Financial Supporting Agreements is for twenty years, which may be extended upon written consent of the parties.

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Risks in Relation to the VIE Structure

Under the contractual arrangements with E-Home Pingtan and Fuzhou Bangchang and through their equity interest in their subsidiaries, the Group has the power to direct activities of the VIEs and VIEs’ subsidiaries and direct the transfer of assets out of the VIEs and VIEs’ subsidiaries. Therefore, the Group considers that there is no asset of the VIEs and VIEs’ subsidiaries that can be used only to settle their obligations. As the consolidated VIEs and VIEs’ subsidiaries are incorporated as limited liability companies under the PRC Company Law, the creditors do not have recourse to the general credit of the Company for all the liabilities of the consolidated VIEs and VIEs’ subsidiaries.

The Group believes that the contractual arrangements among the WFOE, E-Home Pingtan and Fuzhou Bangchang and their respective shareholders are in compliance with PRC law and are legally enforceable. Some of the shareholders of E-Home Pingtan and Fuzhou Bangchang are also shareholders or nominees of shareholders of the Company and therefore have no current interest in seeking to act contrary to the contractual arrangements. However, uncertainties in the PRC legal system could limit the Company’s ability to enforce these contractual arrangements and if the shareholders of E-Home Pingtan and Fuzhou Bangchang were to reduce their interest in the Company, their interests may diverge from that of the Company and that may potentially increase the risk that they would seek to act contrary to the contractual terms.

The Company’s ability to control E-Home Pingtan and Fuzhou Bangchang also depends on the power of attorney and WFOE has to vote on all matters requiring shareholder approval in E-Home Pingtan and Fuzhou Bangchang. As noted above, the Company believes this power of attorney is legally enforceable but may not be as effective as direct equity ownership.

In addition, if the legal structure and contractual arrangements were found to be in violation of any existing PRC laws and regulations, the PRC government could:

●	revoke the Group’s business and operating licenses;

●	require the Group to discontinue or restrict operations;

●	restrict the Group’s right to collect revenues;

●	block the Group’s websites;

●	require the Group to restructure the operations in such a way as to compel the Group to establish a new enterprise, re-apply for the necessary licenses or relocate our businesses, staff and assets;

●	impose additional conditions or requirements with which the Group may not be able to comply; or

●	take other regulatory or enforcement actions against the Group that could be harmful to the Group’s business.

The imposition of any of these penalties may result in a material and adverse effect on the Group’s ability to conduct the Group’s business. In addition, if the imposition of any of these penalties causes the Group to lose the right to direct the activities of E-Home Pingtan and Fuzhou Bangchang (through the equity interest in their subsidiaries) or the right to receive their economic benefits, the Group would no longer be able to consolidate E-Home Pingtan and Fuzhou Bangchang and their subsidiaries. In the opinion of management, the likelihood of loss in respect of the Group’s current ownership structure or the contractual arrangements with its VIEs are remote.

There is no VIE for which the Company has variable interest but is not the primary beneficiary.

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Except as described above, there is no contractual arrangement that could require the Company to provide additional financial support to E-Home Pingtan and Fuzhou Bangchang. As the Company is conducting its business mainly through E-Home Pingtan and Fuzhou Bangchang, the Company may provide such support on a discretionary basis in the future, which could expose the Company to a loss.

The assets within the Company’s VIEs are comprised of recognized and unrecognized revenue-producing assets. The recognized revenue producing assets mainly include software copyright, which were in the line of “Intangible assets, net” in the table above. The unrecognized revenue-producing assets mainly consist of trademarks, which have no recorded value.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements

These unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”) for interim financial information and with the instructions to Form 20-F and Regulation S-X. Accordingly, the consolidated financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. These consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended June 30, 2020 and notes thereto and other pertinent information contained in the Form 20-F that the Company has filed with the Securities and Exchange Commission (the “SEC”) on November 16, 2020. The results of operations for the six months ended December 31, 2020, are not necessarily indicative of the results to be expected for the full fiscal year ending June 30, 2021.

Principles of Consolidation

The consolidated financial statements of the Group have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements include the financial statements of the Company, its subsidiaries, the VIEs and VIEs’ subsidiaries for which the Company is the ultimate primary beneficiary.

Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

A VIE is an entity in which the Company or its subsidiary, through contractual arrangements, bears the risks of, and enjoys the rewards normally associated with, ownership of the entity, and therefore the Company or its subsidiary is the primary beneficiary of the entity.

All significant transactions and balances among the Company, its subsidiaries, the VIEs and VIEs’ subsidiaries have been eliminated upon consolidation.

COVID-19 Considerations

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern,” and on March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic.” Governments in affected countries are imposing travel bans, quarantines and other emergency public health measures, which have caused material disruption to businesses globally resulting in an economic slowdown. These measures, though temporary in nature, may continue and increase depending on developments in the COVID-19’s outbreak.

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

We have experienced some disruption to our business during the Chinese government mandated lockdown in February 2020. As a result of these unexpected disruptions, we suspended our business for two weeks (from January 24, 2020 to February 6, 2020) according to the instruction of the local government, related to COVID-19 and after the brief suspension the Company returned to normal operations.

In response to governmental directives and recommended safety measures, we have implemented personal safety measures at all our facilities.

In the longer-term, the COVID-19 pandemic is likely to adversely affect the economies and financial markets of many countries, and could result in a global economic downturn and a recession. This would likely adversely affect our business in turn negatively impact our results of operations.

While we continue to see an increasing demand for our services, the environment remains uncertain and it may not be sustainable over the longer term. The degree to which the pandemic ultimately impacts our business and results of operations will depend on future developments beyond our control, including the severity of the pandemic, the extent of actions to contain or treat the virus, how quickly and to what extent normal economic and operating conditions can resume, and the severity and duration of the global economic downturn that results from the pandemic.

Use of Estimates

In preparing the consolidated financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the valuation of accounts receivable, useful lives of property and equipment and intangible assets, the recoverability of long-lived assets and provision necessary for contingent liabilities. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash accounts, interest bearing savings accounts and time certificates of deposit with a maturity of three months or less when purchased. The Group considers all highly liquid investment instruments with an original maturity of three months or less from the date of purchase to be cash equivalents. The Group maintains most of the bank accounts in the PRC. Cash balances in bank accounts in PRC are not insured by the Federal Deposit Insurance Corporation or other programs.

Accounts Receivable, Net

Accounts receivable are recognized and carried at original invoiced amount less an estimated allowance for uncollectible accounts. The Group usually determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trends. The Group establishes a provision for doubtful receivables when there is objective evidence that the Group may not be able to collect amounts due. The allowance is based on management’s best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. Based on management of customers’ credit and ongoing relationship, management makes conclusions whether any balances outstanding at the end of the period will be deemed uncollectible on an individual basis and on aging analysis basis. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of income and comprehensive income. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Equipment and vehicles, net

Equipment and vehicles are stated at cost less accumulated depreciation. Maintenance and repairs are charged to expense as incurred. Depreciation is provided on the straight-line method based on the estimated useful lives of the assets as follows:

Useful Lives
Office Equipment	5 Years
Electronic Equipment	5 Years
Motor Vehicles	10 Years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterment which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of income and other comprehensive income in other income or expenses.

Intangible assets, net

Intangible assets consist of only acquired software. The Group has purchased software from third parties used for operation management. Software and Senior care service App are initially recorded at cost and amortized on a straight-line basis over the estimated economic useful life of 10 and 5 years, respectively.

IPO Expense

IPO expense consist of consulting fees paid to underwriters, lawyers and auditors, are typically treated as prepayments before listing, while after listing, it would be treated as a reduction of capital reserves.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. Long-lived assets with carrying values that are not expected to be recovered through future cash flows are written down to their estimated fair values. The carrying value of a long-lived asset is deemed not recoverable if it exceeds the sum of undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the asset’s carrying value exceeds the sum of its undiscounted cash flows, a non-cash asset impairment charge equals to the excess of the asset’s carrying value over its estimated fair value is recorded. Fair value is defined as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at a specified measurement date. We measure fair value using market price indicators or, in the absence of such data, appropriate valuation technique.

Leases

Leases are classified at lease commencement date as either a finance lease or an operating lease. A lease is a finance lease if it meets any of the following criteria: (a) the lease transfers ownership of the underlying asset to the lessee by the end of the lease term, (b) the lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise, (c) the lease term is for the major part of the remaining economic life of the underlying asset, (d) the present value of the sum of the lease payments and any residual value guaranteed by the lessee that is not already reflected in the lease payments equals or exceeds substantially all of the fair value of the underlying asset or (e) the underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term. When none of the criteria meets, the lease shall be classified as an operating lease.

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

For lessee, a lease is recognized as a right-of-use asset with a corresponding liability at lease commencement date. The lease liability is calculated at the present value of the lease payments not yet paid by using the lease term and discount rate determined at lease commencement. The right-of-use asset is calculated as the lease liability, increased by any initial direct costs and prepaid lease payments, reduced by any lease incentives received before lease commencement. The right-of-use asset itself is amortized on a straight-line basis unless another systematic method better reflects how the underlying asset will be used by and benefits the lessee over the lease term.

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). The amendments in this ASU require an entity to recognize a right-of-use asset and lease liability for all leases with terms of more than 12 months. Recognition, measurement and presentation of expenses will depend on classification as a finance or operating lease. The amendments also require certain quantitative and qualitative disclosures about leasing arrangements. The Company adopted ASC 842 effective as of the beginning of the first period (the fiscal year ended June 30, 2018) presented by using a modified retrospective transition approach in the accompanying financial statements of the Company. The adoption of this standard had a material impact on the Company’s financial position, with no material impact on the results of operations and cash flows (see Notes 7 and 8).

Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, time deposits, accounts receivable, prepaid expenses and other current assets, accounts payable, and other current liabilities, approximate their fair values because of the short maturity of these instruments and market rates of interest.

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 - Quoted prices in active markets for identical assets and liabilities.

Level 2 - Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Group considers the carrying amount of its financial assets and liabilities, which consist primarily of cash and cash equivalents, accounts receivable, prepayment and operating lease, accounts payable and taxes payable approximate the fair value of the respective assets and liabilities as of December 31, 2020 and June 30, 2020 owing to their short-term or present value nature.

Revenue Recognition

The Group adopted Accounting Standards Codification No. 606, Revenue from Contracts with Customers (ASC 606) beginning January 1, 2018 and elected to adopt ASC 606 under the modified retrospective method. This guidance was applied retrospectively to the most current period presented in the Company’s consolidated financial statements. The adoption of ASC 606 did not have a material impact on the consolidated financial statements of the Company.

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

The Group generates revenues primarily from installation & maintenance and housekeeping services. The Group sells its services through a third-party service provider WeChat platform. The Group’s revenues are subject to value added tax (“VAT”). To record VAT payable, the Group uses the gross presentation method, which presents the taxable services and the available input VAT amount (at the rate applicable to the supplier). Revenues are recorded net of VAT in accordance with the ASC 606. The recognition of revenues involves certain management judgments. The amount and timing of our revenues could be materially different for any period if management made different judgments or utilized different estimates.

(i) Installation and Maintenance

Installation and maintenance services mainly consisting of the following services: technical home installation and repair, maintenance and other after sale services. Revenues from installation and maintenance services are recognized at a point in time once the service is transferred to the customer. For service arrangements that include multiple performance obligations, revenues are allocated to each performance obligation based on its standalone selling price. The Group allocates arrangement consideration in multiple-deliverable revenue arrangements at the inception of an arrangement to all deliverables based on the relative selling price method, generally based on the best estimate of selling price. The Group, acting as principal, contracts with third-party service providers (i.e., service outlets), acting as agents. The Group is responsible for market development and providing the customer information to the service provider, directing the outlet to provide services and coordination with the customer, while the service provider provides the door-to-door service. The price of services is set by the Group and the service provider is only responsible for collection of payments. When the Group’s end customers place orders online for services, they pay either a required visit fee or the estimated full amount of service fee through third-party payment platforms, such as WeChat Pay and Alipay. The Group chooses the service provider by the proximity principle. If the customer is not satisfied with the chosen provider, the service provider can be re-selected. Regardless of the service provider’s performance, the Group is still liable to complete the orders. If the end customer fails to pay after satisfactory service is provided and the service provider is unable to collect payment from the end customer, the Group will communicate directly with the end customer. The service provider is not obligated to pay the Group. To minimize our risk, the service provider will remit payment of any outstanding receivables each month.

(ii) Housekeeping

Housekeeping services refer to services including housecleaning, nanny service, maternity matron and personnel staffing. Revenues from housekeeping are recognized at a point in time once the service is transferred to the customer based on the relative selling price method.

(iii) Senior care services

Senior care services refer to services provided through the company’s E-watch, which include blood pressure monitoring, heart rate analytics, daily steps count, location and track record, call for help through WeChat or phone, and other care services rendered to senior customers through an E-watch, which is provided to customers when they pay the annual fees. The customers sign a contract for the services with the Company. The contract term is normally one year. The revenues from senior care services are generated from E-watch sales and related E-watch monitoring services provided. Revenues from E-watch sales are recognized at a point in time once customers receive the E-watch and the revenues of the services provided are recognized over the contractual service period.

Senior care services consist of the sale of E-watches and related care services. The E-watch is not sold to customers separately; the E-watch is sold only in conjunction with a contract to provide senior care services, which are facilitated through the E-watch. The service can be renewed as long as the customers continue to pay annual fees. Normally the service period is one year and the renewal annual fee is RMB 699. Consequently, the Company regards these operating activities as operating in one material segment, being the revenue of senior care services.

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Cost of Revenues

Cost of revenue consists of service fees paid to staff, outlets, suppliers and the cost of accessories sold.

Income Taxes

Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any PRC tax paid by subsidiaries during the year is recorded. Deferred income taxes are recognized for all significant temporary differences at enacted rates and classified as current or non-current based upon the classification of the related asset or liability in the financial statements. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all, the deferred tax asset will not be realized.

Ordinary Shares

The Company accounts for repurchased ordinary shares under the cost method and include such treasury stock as a component of the common shareholders’ equity. Cancellation of treasury stock is recorded as a reduction of ordinary shares, additional paid-in capital and retained earnings, as applicable. An excess of purchase price over par value is allocated to additional paid-in capital first with any remaining excess charged entirely to retained earnings.

Related Parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence, such as a family member or relative, shareholder, or a related corporation.

Earnings Per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. There were no potentially dilutive ordinary shares during the periods ended December 31, 2020 and 2019.

Foreign Currency Translation

The Group’s principal country of operations is the PRC. The financial position and results of its operations are determined using RMB, the local currency, as the functional currency. The consolidated financial statements are reported using U.S. Dollars. The results of operations and the statement of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss) included in consolidated statements of changes in equity. Gains and losses from foreign currency transactions are included in the consolidated statement of income and comprehensive income.

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

The value of RMB against U.S. Dollar may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s consolidated financial condition in terms of U.S. Dollar reporting. The following table outlines the currency exchange rates that were used in the consolidated financial statements:

	June 30, 2020	June 30, 2019
Year-end spot rate	US$1=7.0795 RMB	US$1= 6.8747 RMB
Average rate	US$1=7.0293 RMB	US$1= 6.8260 RMB

	December 31, 2020	December 31, 2019
Period-end spot rate	US$1=6.5249 RMB	US$1= 6.9762 RMB
Average rate for six months ended	US$1=6.7470 RMB	US$1= 7.0174 RMB

Comprehensive Income/(Loss)

Comprehensive income/(loss) is defined as the change in equity of the Group during a period arising from transactions and other events and circumstances excluding transactions resulting from investments by shareholders and distributions to shareholders. Comprehensive income or loss is reported in the consolidated statements of comprehensive income/(loss). Accumulated other comprehensive income/ (loss), as presented on the accompanying consolidated balance sheets, consists of accumulated foreign currency translation adjustments.

Segment Reporting

Operating segments, and the amounts of each segment item reported in the consolidated financial statements, are identified from the financial information provided regularly to the Group’s most senior executive management for the purposes of allocating resources to, and assessing the performance of, the Group’s various lines of business and geographical locations.

Individually material operating segments are not aggregated for financial reporting purposes unless the segments have similar economic characteristics and are similar in respect of the nature of products and services, the nature of production processes, the type or class of customers, the methods used to distribute the products or provide the services, and the nature of the regulatory environment. Operating segments which are not individually material may be aggregated if they share a majority of these criteria. The Group’s three segments are installation and maintenance, housekeeping and senior care. Test operations for senior care began in August, 2019.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. There are no known commitments or contingencies as of December 31, 2020 or June 30, 2020.

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Concentration of Risks

Exchange Rate Risks

The Company’s Chinese subsidiaries may be exposed to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between the U.S. Dollar and the RMB. As of December 31, 2020 and June 30, 2020, the RMB denominated cash and cash equivalents amounted to $ 43,521,074 and $25,022,199, respectively.

Currency Convertibility Risks

Substantially all of the Group’s operating activities are transacted in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions requires submitting a payment application form together with other information such as suppliers’ invoices, shipping documents and signed contracts.

Concentration of Credit Risks

Financial instruments that potentially subject the Group to concentration of credit risks consist primarily of cash and cash equivalents and accounts receivable, the balances of which stated on the consolidated balance sheets represented the Group’s maximum exposure. The Group places its cash and cash equivalents in good credit quality financial institutions in China. Concentration of credit risks with respect to accounts receivables is linked to the concentration of revenue. To manage credit risk, the Group performs ongoing credit evaluations of customers’ financial condition.

Risks and Uncertainties

The operations of the Group are located in the PRC. Accordingly, the Group’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Group’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC. Although the Group has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, this may not be indicative of future results.

Recent Accounting Pronouncements

The Group considers the applicability and impact of all ASUs. Management periodically reviews new accounting standards that are issued.

Recently Adopted Accounting Standards:

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”. This amends guidelines on reporting credit losses for assets held at amortized cost basis and available-for-sale debt securities. For assets held at amortized cost basis, Topic 326 eliminates the probable initial recognition threshold in current U.S. GAAP and, instead, requires an entity to reflect its current estimate of all expected credit losses. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial assets to present the net amount expected to be collected. For available-for-sale debt securities, credit losses should be measured in a manner similar to current U.S. GAAP, however Topic 326 will require that credit losses be presented as an allowance rather than as a write-down. ASU 2016-13 affects entities holding financial assets and net investment in leases that are not accounted for at fair value through net income. The amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash. The amendments in this ASU will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The adoption of ASU No. 2016-13 did not have a material impact on the consolidated financial statements of the Company.

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

In March 2018, the FASB issued ASU 2018-05, “Income Taxes (Topic 740): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118,” which amends the FASB ASC and XBRL Taxonomy based on the Tax Cuts and Jobs Act, or the Act, that was signed into law on December 22, 2017 and Staff Accounting Bulletin No. 118 that was released by the SEC. The Act changes numerous provisions that impact U.S. corporate tax rates, business-related exclusions, and deductions and credits and may additionally have international tax consequences for many companies that operate internationally. The company has adopted this new guidance on our consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business”. The amendments in this ASU clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. These amendments take effect for public businesses for fiscal years beginning after December 15, 2017 and interim periods within those periods, and all other entities should apply these amendments for fiscal years beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The adoption of ASU No. 2017-01 did not have a material impact on the consolidated financial statements of the Company.

Recently Issued Accounting Standards:

In December 2019, the FASB issued ASU 2019-12, “Simplifying the Accounting for Income Taxes.” This ASU eliminates certain exceptions related to the approach for intra period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. It also clarifies and simplifies other aspects of accounting for income taxes. ASU 2019-12 is effective for interim and annual reporting periods beginning after December 15, 2020, with early adoption permitted. The Company will adopt ASU 2019-12 effective January 1, 2021.

Reclassification

Certain comparative figures have been reclassified to conform to the current period presentation.

NOTE 3 – ACCOUNTS RECEIVABLE, NET

Accounts receivable consisted of the following as of December 31, 2020 and June 30, 2020:

	As of December 31,	As of June 30,
	2020	2020
Accounts receivable, gross	$1,502,961	$1,774,792
Less: allowance for doubtful accounts	-	-
Accounts receivable, net	$1,502,961	$1,774,792

The Group recorded no allowance for doubtful accounts as of December 31, 2020 and June 30, 2020. The Group gives its customers credit period of 30 days and continually assesses the recoverability of uncollected accounts receivable. As of December 31, 2020, the balances of the Group’s accounts receivable were all due within 1 month. Management believes the balances of accounts receivable will be collected in full.

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 4 – PREPAYMENT AND OTHER CURRENT ASSETS

Prepayments and other current assets as of December 31, 2020 and June 30, 2020, consisted of the following:

	As of December 31,	As of June 30,
	2020	2020
Prepaid income tax expenses	$-	$18,385
Prepayment of advertisement fees	-	706,265
Prepaid office deposit	26,192	17,077
IPO cost	1,073,081	965,357
Other current assets	165,237	196,477
Total	$1,264,510	$1,903,561

NOTE 5 – EQUIPMENT AND VEHICLES, NET

Equipment and vehicles consisted of the following as of December 31, 2020 and June 30, 2020:

	As of December 31,	As of June 30,
	2020	2020
Office Equipment	$10,560	$9,732
Electronic Equipment	70,413	64,897
Motor Vehicles	57,189	52,710
Total equipment and vehicles, at cost	138,162	127,339
Less: accumulated depreciation	(88,778)	(74,297)
Equipment and vehicles, net	$49,384	$53,042

As of December 31, 2020 and June 30, 2020, there was no pledged equipment or vehicles.

The Company recorded depreciation expense of $7,898 and $8,248 during the six months ended December 31, 2020 and 2019, respectively.

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 6 – INTANGIBLE ASSETS, NET

Intangible assets consisted of the following as of December 31, 2020 and June 30, 2020:

	As of December 31,	As of June 30,
	2020	2020
Software	$18,302	$16,868
Senior care service App	45,978	42,376
Less: accumulated amortization	(23,093)	(16,203)
Intangible assets, net	$41,187	$43,041

Future Amortization	Software	Senior care service App	Total
December 2020 to December 2021	$1,830	$9,196	$11,026
December 2021 to December 2022	1,830	9,196	11,026
December 2022 to December 2023	1,830	9,196	11,026
December 2023 to December 2024	1,830	5,364	7,194
December 2024 to December 2025	915	-	915
Total	$8,235	$32,952	$41,187

As of December 31, 2020 and June 30, 2020, there were no pledged intangible assets.

The Company recorded amortization expense of $5,331 and $4,339 during the six months ended December 31, 2020 and 2019, respectively.

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 7 – OPERATING LEASE RIGHT-OF-USE ASSETS, NET

Operating lease right -of-use assets, net were as follows as of December 31, 2020 and 2019:

	As of June 30, 2020	Increase/ (Decrease)	Exchange Rate Translation	As of December 31, 2020
Shou Hill Valley Area	$2,118,794	$-	$180,092	$2,298,886
Villas	2,091,284	-	380,821	2,472,105
Hotel	2,225,557	-	150,172	2,375,729
Base Station Tower	246,819	-	20,979	267,798
Total right-of-use assets, at cost	6,682,454	-	732,064	7,414,518
Less: accumulated amortization	(730,866)	(248,824)	(199,737)	(1,179,427)
Right-of-use assets, net	$5,951,588	$(248,824)	$532,327	$6,235,091

	As of June 30, 2019	Increase/ (Decrease)	Exchange Rate Translation	As of December 31, 2019
Shou Hill Valley Area	$2,181,913	$-	$(31,745)	$2,150,168
Villas	2,153,584	-	192,625	2,346,209
Hotel	2,291,857	23,225	(33,208)	2,281,874
Total right-of-use assets, at cost	6,627,354	23,225	127,672	6,778,251
Less: accumulated amortization	(330,614)	(254,217)	(186,621)	(771,452)
Right-of-use assets, net	$6,296,740	$(230,992)	$(58,949)	$6,006,799

The Group recognizes lease expense for the Shou Hill Valley Area and Villas Operating Lease Right-of-Use Assets over a 20 year period. The Group recognizes lease expense for the Hotel and Base Station Tower Operating Lease Right-of-Use Assets over a 10 year period. Lease expense for the six months ended December 31, 2020 and 2019 totaled 248,824 and $254,217, respectively.

The group subleases its operating leased right-of-use hotel and earned rental income of $96,408 and $98,576 for the six months ended December 31, 2020 and 2019, respectively.

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 8 – FINANCE LEASE RIGHT-OF-USE ASSETS, NET

Finance lease right -of-use assets, net were as follows as of December 31, 2020 and 2019:

	As of June 30, 2020	Increase/ (Decrease)	Exchange Rate Translation	As of December 31, 2020
Company vehicles	$1,695,035	$-	$144,074	$1,839,109
Total right-of-use assets, at cost	1,695,035	-	144,074	1,839,109
Less: accumulated amortization	(296,631)	(88,929)	(28,240)	(413,800)
Right-of-use assets, net	$1,398,404	$(88,929)	$115,834	$1,425,309

	As of June 30, 2019	Increase/ (Decrease)	Exchange Rate Translation	As of December 31, 2019
Company vehicles	$1,745,531	$-	$(25,397)	$1,720,134
Total right-of-use assets, at cost	1,745,531	-	(25,397)	1,720,134
Less: accumulated amortization	(130,915)	(85,502)	1,400	(215,017)
Right-of-use assets, net	$1,614,616	$(85,502)	$(23,997)	$1,505,117

The Finance Lease Right-of-Use Asset is amortized over a 10-year period. The amortization period is 10 years and the discount rate used is 4.9%.

NOTE 9 – LONG-TERM PREPAYMENTS AND OTHER NON-CURRENT ASSETS

Long-term prepayments and other current assets as of December 31, 2020 and June 30, 2020, consisted of the following:

	As of December 31,	As of June 30,
Description	2020	2020
Deposits paid for lease assets	$383,148	$353,132
Deposits paid for land	1,532,591	1,412,529
Performance deposits*	2,911,921	2,683,806
Total	$4,827,660	$4,449,467

*	E-Home Pingtan entered into three agreements with three new outlets for their cooperation. These refundable performance deposits were paid to the outlets in exchange for their agreement to refer business and customers to E-Home Pingtan within the next three years.

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 10 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

The following is a summary of accounts payable and accrued expenses as of December 31, 2020 and June 30, 2020:

	As of December 31,	As of June 30,
	2020	2020
Payable to suppliers	$5,237,500	$2,629,626
Salary and welfare payables	750,382	239,726
Accrued expenses and other current liabilities	116,307	103,789
Total	$6,104,189	$2,973,141

NOTE 11 – ADVANCES FROM CUSTOMERS

E-Home received annual fees from senior care services customers and recognized revenues over the contract period. The amounts advanced from customers were $2,809,264 and $1,412,390 as of December 31, 2020 and June 30, 2020, respectively, which will be recognized as senior care services revenue within 12 months.

	As of December 31,	As of June 30,
	2020	2020
Advances from customers:
Senior care services	$2,809,264	$1,412,390
Advances from other services	157,688	1,955
Total	$2,966,952	$1,414,345

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 12 – OPERATING LEASE LIABILITIES

Operating lease liabilities as of December 31, 2020 and June 30, 2020, consisted of the following:

	As of December 31,	As of June 30,
	2020	2020
Villas*	$1,893,827	$1,710,553
Hotel**	1,312,194	1,383,040
Base Station Tower***	245,136	222,542
Total	$3,451,157	$3,316,135

The operating lease liabilities are the net present value of the remaining lease payments at December 31, 2020 and June 30, 2020. The discount rates used for the Villas and hotels are 4.1239% and 3.2265%, respectively. The weighted average discount rate used for operating leases is 3.823%.

*	The lease agreement was entered into on December 22, 2017, bears interest at about 4.1239% and will be matured on December 31, 2037. As of December 31, 2020, the Company has paid $689,666 for the first installment.

**	The lease agreement of hotel was entered on December 19, 2018, bears interest at about 3.2265% and will mature on September 30, 2028. As of December 31, 2020, the Company has paid $550,353 for the first 2.5 years’ installment and $495,740 for the lease transfer income to the original lessee.

***	The lease agreement was entered into on November 25, 2019, bears interest at about 3.1365% and will be matured on November 24, 2029. As of December 31, 2020, the Company has paid $30,652 for the first installment.

NOTE 13 – FINANCE LEASE LIABILITIES

Financing lease liabilities as of December 31, 2020 and 2019, consisted of the following:

	As of June 30, 2020	Increase/ (Decrease)		Payment	Exchange Rate Translation	As of December 31, 2020
Company vehicles	$461,728	$		(39,433)	$40,036	$462,331
Add: Unrecognized finance expense	47,492		12,820		2,341	62,653
Total financing lease liabilities	$509,220		$12,820	(39,433)	$42,377	$524,984

	As of June 30, 2019	Increase/ (Decrease)		Payment	Exchange Rate Translation	As of December 31, 2019
Company vehicles	$552,885	$		$(37,914)	$(8,268)	$506,703
Add: Unrecognized finance expense	21,865		13,548		(239)	35,174
Total financing lease liabilities	$574,750		$13,548	$(37,914)	$(8,507)	$541,877

Analyzed for reporting purposes as:

	As of December 31,	As of June 30,
	2020	2020
Long-term portion of finance lease liabilities	$467,887	$457,867
Current maturities of finance lease liabilities	57,097	51,353
Total	$524,984	$509,220

The lease agreement was entered into on September 11, 2017, bears interest at about 4.9% and will be matured on December 31, 2027.

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 14 – TAXES

The Company is registered in the Cayman Islands. The Company generated substantially all of its income from its PRC operations for the six months ended December 31, 2020 and 2019.

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

Hong Kong

E-Home Hong Kong is not subject to tax on income or capital gain since there has no operations in Hong Kong for the six months ended December 31, 2020 and 2019.

PRC

Income Tax

On March 16, 2007, the National People’s Congress of PRC enacted an Enterprise Income Tax Law (“EIT Law”), under which Foreign Investment Enterprises and domestic companies would be subject to enterprise income tax (“EIT”) at a uniform rate of 25%. The EIT Law became effective on January 1, 2008. 25% tax rates apply to all the PRC operation subsidiaries in the Group.

The provision for income tax for the six months ended December 31, 2020 and 2019, consisted of the following:

	For six months ended December 31,
	2020	2019
Current income tax provision	$3,319,398	$2,242,784
Deferred income tax provision	(349,219)	-
Total	$2,970,179	$2,242,784

The following table sets forth reconciliation between the statutory EIT rate and the effective tax for the six months ended December 31, 2020 and 2019, respectively:

	For six months ended December 31,
	2020	2019
Provision for income taxes at statutory tax rate in the PRC	$2,968,760	$2,235,051
Effect of income for which no income tax is chargeable	-	-
Effect of expense for which no income tax is deductible	1,419	7,733
Reversal of deficit	-	-
Effective income tax expense	$2,970,179	$2,242,784

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

The significant components of deferred tax assets were as follows:

	As of December 31,	As of June 30,
	2020	2020
Deferred tax assets
Senior care services fees advanced from customers	$702,316	$353,097
Total	$702,316	$353,097

Value Added Tax (“VAT”)

Business tax changed to VAT in China since May 1, 2016. The Group’s revenue of installation is subject to a VAT rate of 11%.

The maintenance and accessories sales were subject to a VAT rate of 17% before May 1, 2018 and were reduced to 16% since then.

According to the regulations (Fiscal and Tax [2016] 36), no VAT will be levied if an enterprise provides employee-based household services. E-Home Pingtan applied for the tax exemption in July 2017 and was approved by the State Administration of Taxation (China), so the VAT rate of installation, maintenance, after-sales and cleaning service is nil since July 2017.

Taxes payable

The Group’s taxes payable as of December 31, 2020 and June 30, 2020, consisted of the following:

	As of December 31,	As of June 30,
	2020	2020
Income tax payable	$1,790,359	$-
VAT payable	13,586	5,797
Other tax payables (other payables and accrued liabilities)	4,460	2,228
Total	$1,808,405	$8,025

NOTE 15 - EQUITY

Ordinary Shares

At the reorganization event described in Note 1, the Company issued 50,000 ordinary shares with par value of $1 to exchange for the ownership in E-Home Pingtan from the former shareholders to WFOE.

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Prior to the reorganization, the Company had $3,620,757 in contributed ownership as of December 31, 2020 and June 30, 2020.

The reorganization has been accounted for at historical cost and prepared on the basis as if the reorganization had become effective as of the beginning of the first period presented in the accompanying financial statements of the Company.

On May 23, 2019, the Company subdivided its 50,000 ordinary shares into 500,000,000 ordinary shares. The authorized ordinary shares became 500,000,000 shares and the par value changed from US$1 to US$0.0001. On the same day, the Company cancelled 472,000,000 ordinary shares. Currently, the Company has 28,000,000 ordinary shares issued and outstanding.

Statutory Reserve

The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. The reserved amounts as determined pursuant to PRC statutory laws totaled $664,100 as of December 31, 2020 and June 30, 2020.

Dividends

Dividends declared by the Company are based on the distributable profits as reported in its statutory financial statements reported in accordance with PRC GAAP, which may differ from the results of operations reflected in the consolidated financial statements prepared in accordance with US GAAP. The Company’s ability to pay dividends is primarily from cash received from its operating activities in PRC.

NOTE 16 – REVENUE

The Company disaggregated senior care services revenue into the sale of the E-watch and the care service. Sales of E-watches are recognized in revenue at a point in time while revenue from care service is recognized over a period of time. Deferred portion of care service is recorded as a liability (advances from customers) on the company’s balance sheet.

	For six months ended December 31,
	2020	2019
Installation and Maintenance	$32,055,964	$22,210,424
Housekeeping	9,630,598	7,597,993
Senior care services	1,828,317	1,657,352
E-watch	576,174	-
Total	$44,091,053	$31,465,769

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 17 – SEGMENT INFORMATION

Operating segments are reported in a manner consistent with the internal reporting provided to the management for decision making. Management has identified three operating segments which are installation and maintenance, housekeeping and senior care services. The Group has started generating revenue from senior care in August 2019. These operating segments are monitored and strategic decisions are made on the basis of segmental profit margins. Segment profit is defined as net sales reduced by cost of revenue and other related operating expenses. The results are shown as follows for the six months ended December 31, 2020 and 2019:

	For the six months ended December 31,
Revenue	2020	2019
Installation and maintenance	$32,055,964	$22,210,424
Housekeeping	9,630,598	7,597,993
Senior care services	2,404,491	1,657,352
Total	$44,091,053	$31,465,769

Gross Profit	2020	2019
Installation and maintenance	$12,218,084	$9,036,866
Housekeeping	2,272,276	1,722,399
Senior care services	1,294,480	765,431
Total	$15,784,840	$11,524,716

Current Assets	December 31, 2020	June 30, 2020
Installation and maintenance	$-	$-
Housekeeping	-	-
Senior care services	-	-
Unallocated current assets	46,288,545	28,700,552
Total	$46,288,545	$28,700,552

Non-current Assets	December 31, 2020	June 30, 2020
Installation and maintenance	$-	$-
Housekeeping	-	-
Senior care services	6,736,012	6,304,720
Unallocated non-current assets	6,544,935	5,943,919
Total	$13,280,947	$12,248,639

On account of the Group’s business model, assets, operating expense, liabilities and other material items could not be separated into each operating segment. As the Group’s long-lived assets and revenue are substantially located in and derived from the PRC, no geographical segments are presented.

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 18 – COMMITMENTS AND CONTINGENCIES

As of December 31, 2020, the Group had following lease commitments under non-cancelable agreements:

Future Lease Payments	Operating Lease	Finance Lease	Total
December 2020 to December 2021	$273,721	$81,551	$355,272
December 2021 to December 2022	1,001,701	81,551	1,083,252
December 2022 to December 2023	243,069	81,551	324,620
December 2023 to December 2024	243,069	81,551	324,620
December 2024 to December 2025	243,069	81,551	324,620
Thereafter	2,269,230	224,264	2,493,494
Total	$4,273,859	$632,019	$4,905,878

NOTE 19 – CUSTOMER AND SUPPLIER CONCENTRATION

Significant customers and suppliers are those that account for greater than 10% of the Company’s revenues and purchase.

The Company’s sales are made to customers that are located primarily in China. For the periods ended December 31, 2020 and 2019, no individual customer or supplier accounted for more than 10% of the Company’s total revenues or purchase. As of December 31, 2020 and June 30, 2020, no individual customer or supplier accounted for more than 10% of the total outstanding accounts receivable or accounts payable balance.

NOTE 20 – RELATED PARTY BALANCES AND TRANSACTIONS

The Group had $2,299 payable to a shareholder as of December 31, 2020.

NOTE 21 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to December 31, 2020 to the date these financial statements were issued, and has determined that, it does not have any material subsequent events to disclose in these financial statements.

NOTE 22 – CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

The Company performed a test on the restricted net assets of consolidated subsidiary in accordance with Securities and Exchange Commission Regulation S-X Rule 4-08 (e) (3), “General Notes to Financial Statements” and concluded that it was applicable for the Company to disclose the financial statements for the parent company.

The subsidiary did not pay any dividend to the Company for the periods presented. For the purpose of presenting parent only financial information, the Company records its investment in its subsidiary under the equity method of accounting. Such investment is presented on the separate condensed balance sheets of the Company as “Investment in subsidiary” and the income of the subsidiary is presented as “share of income of subsidiary”. Certain information and footnote disclosures generally included in financial statements prepared in accordance with U.S. GAAP have been condensed and omitted.

The Company did not have significant capital and other commitments, long-term obligations, or guarantees as of December 31, 2020 and June 30, 2020.

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

BALANCE SHEETS

	As of December 31,	As of June 30
	2020	2020
ASSETS
Investment in subsidiary	44,749,561	32,762,819
Total assets	$44,749,561	$32,762,819

LIABILITIES AND SHAREHOLDERS’ EQUITY
	-	-
Total liabilities	$-	$-

SHAREHOLDERS’ EQUITY
Ordinary shares, $0.0001 par value, 500,000,000 shares authorized, 28,000,000 shares issued and outstanding, respectively	2,800	2,800
Additional paid-in capital	3,667,957	3,667,957
Statutory reserve	664,100	664,100
Retained earnings	39,301,474	30,395,350
Accumulated other comprehensive income(loss)	1,113,230	(1,967,388)
Total stockholders’ equity	44,749,561	32,762,819

Total liabilities and stockholders’ equity	$44,749,561	$32,762,819

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the six months ended December 31,
	2020	2019
Share of income of subsidiaries and VIEs	8,906,124	6,704,601

Net income	$8,906,124	$6,704,601
Other comprehensive income (loss):	-	-
Foreign currency translation adjustment, net of nil tax	$3,080,618	$(355,563)

Total comprehensive income	$11,986,742	$6,349,038

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(a) Basis of Presentation

Condensed financial information is used for the presentation of the Company, or the parent company. The condensed financial information of the parent company has been prepared using the same accounting policies as set out in the Company’s consolidated financial statements except that the parent company used the equity method to account for investment in its subsidiaries and VIEs.

The parent company records its investment in its subsidiaries and VIEs under the equity method of accounting as prescribed in ASC 323, Investments-Equity Method and Joint Ventures. Such investments are presented on the condensed balance sheets as “Investment in subsidiaries and VIEs” and their respective profit or loss as “Share of profit in subsidiaries and VIEs” on the condensed statements of income. Equity method accounting ceases when the carrying amount of the investment, including any additional financial support, in a subsidiary and VIE is reduced to zero unless the parent company has guaranteed obligations of the subsidiary and VIE or is otherwise committed to provide further financial support. If the subsidiary and VIE subsequently report net income, the parent company shall resume applying the equity method only after its share of that net income equals the share of net losses not recognized during the period the equity method was suspended.

The parent company’s condensed financial statements should be read in conjunction with the Company’s consolidated financial statements.

(b) Shareholders’ Equity

On September 24, 2018, the Company issued 50,000 ordinary shares with par value of $1 to its shareholders.

On May 23, 2019, the Company subdivided its 50,000 ordinary shares into 500,000,000 ordinary shares. The authorized ordinary shares became 500,000,000 shares and the par value changed from US$1 to US$0.0001. On the same day, the Company cancelled 472,000,000 ordinary shares. As a result, the Company has 28,000,000 ordinary shares issued and outstanding. Accordingly, all share and per share information has been restated to retroactively show the effect of this recapitalization.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the information contained in the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended June 30, 2020, filed with the SEC on November 16, 2020;

●	the Company’s Report of Foreign Private Issuer on Form 6-K furnished with the SEC on November 30, 2020;

●	first paragraph in Exhibit 99.1 to the Company’s Report of Foreign Private Issuer on Form 6-K furnished with the SEC on May 14, 2021;

●	first paragraph in Exhibit 99.1 to the Company’s Report of Foreign Private Issuer on Form 6-K furnished with the SEC on May 19, 2021;

●	first paragraph in Exhibit 99.1 to the Company’s Report of Foreign Private Issuer on Form 6-K furnished with the SEC on June 23, 2021;

●	first paragraph in Exhibit 99.1 to the Company’s Report of Foreign Private Issuer on Form 6-K furnished with the SEC on July 15, 2021;

●	first two paragraphs in Exhibit 99.1 to the Company’s Report of Foreign Private Issuer on Form 6-K furnished with the SEC on August 10, 2021;

●	the Company’s Report of Foreign Private Issuer on Form 6-K furnished with the SEC on August 23, 2021;

●	The description of the Company’s Ordinary Shares contained in our registration statement on Form 8-A12B filed on April 30, 2021 pursuant to Section 12(b) of the Exchange Act, including any amendment or reports filed hereafter for the purpose of updating such description; and

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities by means of this prospectus, and any future reports of foreign private issuer on Form 6-K we furnish with the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a document states that one of its exhibits is incorporated into the document itself). Such request should be directed to: E-Home Household Service Holdings Limited, Floor 9, Building 14, HaixiBaiyue Town, No. 14 Duyuan Road, Luozhou Town, Cangshan District, Fuzhou City, People’s Republic of China 350001, and telephone number +86-591-87590668.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are required to file reports and other information with the SEC pursuant to the Exchange Act, including annual reports on Form 20-F and reports of foreign private issuer on Form 6-K.

The SEC maintains a website that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of the website is www.sec.gov. The information on our website (www.ej111.com), other than our SEC filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

$300,000,000

Ordinary Shares

Debt Securities

Warrants

Units

PROSPECTUS

_______, 2021

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under Delaware corporate law for a Delaware corporation. In addition, we entered into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Item 9. Exhibits.

The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.	Description

1.1+	Form of Underwriting Agreement.

3.1*	Amended and Restated Memorandum and Articles of Association of the registrant

4.1	Specimen Ordinary Shares Certificate of the registrant representing Ordinary Shares, par value $0.0001 per share (incorporated by reference to Exhibit 4.2 to the registrant’s Post-Effective Amendment No. 6 to Form F-1 filed on March 31, 2021)

4.2*	Form of Indenture relating to debt securities

4.3+	Form of Warrant Agreement (including form of Warrant Certificate)

4.4+	Form of Unit Agreement (including form of Unit Certificate)

5.1*	Opinion of Conyers Dill & Pearman

5.2*	Opinion of Bevilacqua PLLC

23.1*	Consent of Thayer O’Neal Company, LLC, Independent Registered Public Accounting Firm

23.2*	Consent of TPS Thayer, LLC, Independent Registered Public Accounting Firm

23.3*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

23.4*	Consent of Bevilacqua PLLC (included in Exhibit 5.2)

24.1	Power of Attorney (included on signature page hereof).

25.1**	Statement of Eligibility of the Trustee

*	Filed herewith.

**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, if applicable.

+	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report of the registrant filed pursuant to the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that subsections (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offer made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in an offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(e)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fuzhou, China, on September 10, 2021.

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

By:	/s/ Wenshan Xie
Wenshan Xie
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wenshan Xie, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

*****

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wenshan Xie	Chairman and Chief Executive Officer	September 10, 2021
Wenshan Xie	(Principal Executive Officer)

/s/ Chunsheng Zhu	Chief Financial Officer and Director	September 10, 2021
Chunsheng Zhu	(Principal Financial and Accounting Officer)

/s/ Mingxiang He	Chief Marketing Officer and Director	September 10, 2021
Mingxiang He

/s/ Yijing Ye	Director	September 10, 2021
Yijing Ye

/s/ Ratansha B. Vakil	Director	September 10, 2021
Ratansha B. Vakil

/s/ Jianhua Wang	Director	September 10, 2021
Jianhua Wang

/s/ Mark W. Willis	Director	September 10, 2021
Mark W. Willis

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of E-Home Household Service Holdings Limited, has signed this registration statement or amendment thereto in New York, New York, U.S.A. on September 10, 2021.

Authorized U.S. Representative
Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.